UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

Aeries Technology, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40920	98-1587626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Paya Lebar Road, #08-13 Paya Lebar Square Singapore	409051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 228-6404

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	AERT	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	AERTW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

On July 1, 2025, Aeries Technology, Inc. (the “Registrant”) filed a Notification of Late Filing on Form 12b-25 with respect to its Annual Report on Form 10-K for the fiscal year ended March 31, 2025. In the Form 12b-25, the Registrant disclosed the following information regarding the results of operations and financial condition of the Registrant:

The Registrant anticipates a loss from operations of approximately $28.8 million for the year ended March 31, 2025 as compared to income from operations of approximately $3.0 million for the year ended March 31, 2024. The decrease was primarily due to an increase in selling, general and administrative expenses to $45.5 million for the fiscal year ended March 31, 2025 as compared to $18.7 million for the fiscal year ended March 31, 2024. A significant portion of the increase in selling, general and administrative expenses was due to an increase in stock-based comp expense and incremental bad debt expense.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in Item 2.02 of this report is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, such information shall not be deemed to be incorporated by reference into the filings of the Registrant under the Securities Act of 1933, as amended.

Forward-Looking Statements

This Form 8-K contains forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of the Registrant. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the Registrant’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aeries Technology, Inc.
A Cayman Islands exempted company

Date: July 1, 2025	By:	/s/ Daniel S. Webb
Daniel S. Webb
Chief Financial Officer

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